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As filed with the Securities and Exchange Commission on April 11, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COGENT COMMUNICATIONS GROUP, INC.
(Exact Name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4813 (Primary Standard Industrial Classification Code Number)	52-2337274 (IRS Employer Identification Number)

(For Co-Registrants, please see "Table of Co-Registrants" on the following page)

1015 31st Street N.W.
Washington, D.C. 20007
(202) 295-4200
(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

David Schaeffer
Chairman and Chief Executive Officer
Cogent Communications Group, Inc.
1015 31st Street N.W.
Washington, D.C. 20007
(202) 295-4200
(Name, address, including zip code and telephone number, including area code of agent for service)

Copies to:

David M. McPherson, Esq.
Latham & Watkins LLP
555 11th Street N.W.
Washington, D.C. 20004
(202) 637-2200

        Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(3)	Amount of Registration Fee(6)

Debt Securities, Preferred Stock, Common Stock, Debt and Equity Warrants and such indeterminate amount of Debt Securities, Preferred Stock and Common Stock as may be issued upon conversion or exchange for any other securities registered hereunder that provides or conversion or exchange into Debt Securities, Preferred Stock or Common Stock	(4)	(4)	(4)	(4)
Guarantees of Debt Securities	(4)	n/a	n/a	(5)
Total	$75,000,000	100%	$75,000,000	$8,025

(1)
In United States dollars or the equivalent thereof in any other currency, currency units, or composite currency(ies) at the dates of issuance.

(2)
The proposed maximum offering price per unit will be determined from time to time by Cogent Communications Group, Inc. in connection with the issuance by the registrant of the securities registered hereunder.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").

(4)
Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.

(5)
No separate consideration will be received for the guarantees. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.

(6)
Pursuant to Rule 457(p) under the Securities Act, this filing fee is being offset by a filing fee paid by the registrant in the amount of $10,928 in connection with the filing (and subsequent withdrawal) of its registration statement on Form S-1 (No. 333-115589), initially filed on May 18, 2004. The balance of $10,928 was subsequently used to offset a filing fee of $10,151.63 in connection with the filing by the registrant of its registration statement on Form S-1 (No. 333-122821) on February 14, 2005, leaving a balance of $776.37. Thus, the filing fee of $25,384.68 (including the registration fee of the selling stockholders) for this Registration Statement is offset against the balance of $776.37 remaining from the filing of the Form S-1 (No. 333-115589).

Title of Shares to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Stock, par value $0.001 per share, to be sold by Selling Stockholders	16,000,000	$10.14	$162,240,000	$17,359.68

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low reported sales prices on the Nasdaq National Market on April 7, 2006.

(2)
See footnote (6) above.

TABLE OF CO-REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State of Incorporation Or Organization	Primary Standard Industry Classification Code Numbers	I.R.S. Employer Identification Number
Cogent Communications, Inc.	Delaware	4813	52-2192026
Cogent Communications of California, Inc.	Delaware	4813	06-1679580
Network Equipment Solutions, LLC	Delaware	4813	37-1484154
UFO Group, Inc.	Delaware	4813	20-1442332
Allied Riser Communications Corporation	Delaware	4813	75-2789492
Allied Riser Operations Corporation	Delaware	4813	75-2789494
Cogent Communications of D.C., Inc.	Delaware	4813	75-2818766
Cogent Communications of Florida, Inc.	Delaware	4813	75-2841259
Cogent Communications of Georgia, Inc.	Delaware	4813	75-2818776
Cogent Communications of Maryland, Inc.	Delaware	4813	75-2841267
Cogent Communications of Massachusetts, Inc.	Delaware	4813	75-2818774
Cogent Communications of Missouri, Inc.	Delaware	4813	75-2841272
Cogent Communications of New York, Inc.	Delaware	4813	75-2818773
Cogent Communications of Ohio, Inc.	Delaware	4813	75-2818772
Cogent Communications of Pennsylvania. Inc.	Delaware	4813	75-2818770
Cogent Communications of Texas, Inc.	Delaware	4813	75-2820271
Cogent Communications of Virginia, Inc.	Virginia	4813	75-2862729
Symposium Gamma, Inc.	Delaware	4813	35-2219375

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 11, 2006

PROSPECTUS

$75,000,000

Debt Securities, Common Stock,
Preferred Stock and Warrants

16,000,000 Shares
Common Stock

        We or our majority-owned subsidiaries may from time to time offer up to $75,000,000 in aggregate initial offering price of debt securities, shares of preferred stock, shares of common stock and debt and equity warrants. Payment obligations under any series of debt securities may be guaranteed, on a joint and several basis, by one or more of the Registrant or the Co-Registrants.

        Our common stock is traded on the Nasdaq National Market under the symbol "CCOI." On April 7, 2006, the last reported sale price for our common stock on the Nasdaq National Market was $10.19 per share. We will apply to list any shares of common stock sold under this prospectus and any prospectus supplement on the Nasdaq National Market. We have not determined whether we will list any other securities we may offer on any exchange or over-the-counter market. If we decide to seek listing of any securities, a prospectus supplement will disclose the exchange or market.

        Some of our stockholders may sell up to 16,000,000 shares of our common stock under this prospectus and any prospectus supplement. In the prospectus supplement relating to sales by selling stockholders, we will identify each selling stockholder and the number of shares of our common stock that each selling stockholder will be selling.

        When we offer securities, we will provide specific terms of such securities in supplements to this prospectus. The securities offered by this prospectus and any prospectus supplement may be offered directly or to or through underwriters or dealers. If any underwriters are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

        You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.

        Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under "Risk Factors" on page 1.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2006.

ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $75.0 million. In addition, some of our stockholders may sell shares of our common stock up to a total dollar amount of $16.0 million under our shelf registration statement. This prospectus provides you with a general description of the securities we or any selling stockholder may offer. Each time we or any selling stockholders sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

        Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus to "Cogent," "we," "us" and "our" and similar terms refer to Cogent Communications Group, Inc. and its direct and indirect subsidiaries on a consolidated basis.

ABOUT COGENT

        We are a leading facilities-based provider of low-cost, high-speed Internet access and Internet Protocol, or IP, communications services. Our network is specifically designed and optimized to transmit data using IP We deliver our services to small and medium-sized businesses, communications service providers and other bandwidth-intensive organizations through approximately 10,000 customer connections in North America and Europe.

        Our primary on-net service is Internet access at a speed of 100 Megabits per second, much faster than typical Internet access currently offered to businesses. We offer this on-net service exclusively through our own facilities, which run all the way to our customers' premises. Because of our integrated network architecture, we are not dependent on local telephone companies to serve our on-net customers. Our typical customers in multi-tenant office buildings are law firms, financial services firms, advertising and marketing firms and other professional services businesses. We also provide on-net Internet access at a speed of one Gigabit per second and greater to certain bandwidth-intensive users such as universities, other ISPs and commercial content providers.

        We were incorporated in Delaware in August 1999. Our principal executive offices are located at 1015 31st Street N.W., Washington, D.C. 20007. Our telephone number is (202) 295-4200 and our website address is www.cogentco.com. Information contained in our website is not a part of this prospectus.

RISK FACTORS

        You should carefully consider the specific risks set forth under the caption "Risk Factors" in the applicable prospectus supplement and under the caption "Risk Factors" in any of our filings with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") incorporated by reference herein, before making an investment decision. For more information see "Where You Can Find More Information."

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements that are based on current expectations, estimates and projections about our industry, management's beliefs, and assumptions made by management. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any forward-looking statements. The risks and uncertainties include those noted in "Risk Factors" above and in the documents incorporated by reference. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges or deficiency of earnings to fixed charges for each of the five fiscal years ended December 31, 2001, 2002, 2003, 2004 and 2005 are set forth below. The information set forth below should be read in conjunction with the financial information incorporated by reference herein.

	YEAR ENDED 12/31/2001	YEAR ENDED 12/31/2002	YEAR ENDED 12/31/2003	YEAR ENDED 12/31/2004	YEAR ENDED 12/31/2005
	(000's)
Deficiency of earnings to fixed charges	$(71,022)	$(91,857)	—	$(88,772)	$(66,633)

Ratio of earnings to fixed charges			8.0

        For purposes of computing the deficiency of earnings to fixed charges, earnings consist of income from continuing operations before income taxes plus fixed charges (excluding the effect of capitalized interest). Fixed charges consist of interest incurred on indebtedness, capitalized interest and estimated interest within rental expense.

USE OF PROCEEDS

        We will use the net proceeds from our sale of the securities for our general corporate purposes, which may include repaying indebtedness, making additions to our working capital, funding future acquisitions or for any other purpose we describe in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of common stock that may be sold by selling stockholders.

SELLING STOCKHOLDERS

        The selling stockholders may be our directors, executive officers, former directors, employees, former employees or other holders of our common stock. The common stock to be sold by the selling stockholders was acquired by the selling stockholder upon conversion of participating convertible preferred stock initially issued in various private placements in March 2001, October 2001, March 2003, July 2003, October 2003, January 2004, March 2004, August 2004, September 2004 and October 2004 or may be acquired after the date hereof by the exercise of options held by certain of our officers and employees. The prospectus supplement for any offering of the common stock by selling stockholders will include the following information:

  •
  the names of the selling stockholders;

  •
  the nature of any position, office or other material relationship which each selling stockholder has had within the last three years with us or any of our predecessors or affiliates;

  •
  the number of shares held by each of the selling stockholders before and after the offering;

  •
  the percentage of the common stock held by each of the selling stockholders before and after the offering; and

  •
  the number of shares of our common stock offered by each of the selling stockholders.

PLAN OF DISTRIBUTION

        We may sell the securities to one or more underwriters for public offering and sale by them and may also sell the securities to investors directly or through agents. In addition, some of our stockholders may sell shares of our common stock under this prospectus in any of these ways. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We and any selling stockholders have reserved the right to sell or exchange securities directly to investors on our or their own behalf in those jurisdictions where we are authorized to do so.

        We or any selling shareholders may distribute the securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

        We or any selling stockholders may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, we or any selling stockholders, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

        We will describe in the applicable prospectus supplement any compensation we or any selling stockholders pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We or any selling stockholders may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of their business for which they receive compensation.

DESCRIPTION OF DEBT SECURITIES

        This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        We may offer under this prospectus up to $75,000,000 aggregate principal amount of debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for a public offering price of up to $75,000,000. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

        The debt securities will be issued under an indenture between us and a trustee, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary have the meaning specified in the indenture.

        When we refer to "we," "our" and "us" in this section, we mean Cogent Communications Group, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

General

        The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officers' certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series including any pricing supplement.

        We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

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  the title of the debt securities;

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  the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the date or dates on which we will pay the principal on the debt securities;

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  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

  •
  whether the debt securities rank as senior subordinated debt securities or subordinated debt securities, or any combination thereof;

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  the form and terms of any guarantee of any debt securities;

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  whether, the ratio at which and the terms and conditions upon which, if any, the debt securities will be convertible into or exchangeable for our common stock or our other securities or securities of another person;

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  the place or places where principal of, premium, if any, and interest, if any, on the debt securities will be payable or the method of such payment, if by wire transfer, mail or other means;

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  the terms and conditions upon which we may redeem the debt securities;

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  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

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  the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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  whether the debt securities will be issued in bearer or fully registered form (and if in fully registered form, whether the debt securities will be issuable, in whole or in part, as global debt securities);

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  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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  the currency of denomination of the debt securities;

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  the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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  if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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  the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

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  any provisions relating to any security provided for the debt securities;

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  any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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  any addition to, change in, or deletion from, the covenants described in this prospectus or in the indenture with respect to the debt securities;

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  any other terms of the debt securities, which may modify, supplement or delete any provision of the indenture as it applies to that series; and

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  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

        In addition, the indenture does not limit our ability to issue subordinated debt securities. Any subordination provisions of a particular series of debt securities will be set forth in the officer's certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement.

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

        Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the heading "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

        Certificated Debt Securities.    You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

        You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

        Global Debt Securities and Book-Entry System.    Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

        We anticipate that the depositary will follow the following procedures with respect to book-entry debt securities.

        Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security

(with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

        So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

        We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

        We will make payments of principal of, and premium and interest on book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

        We expect that the depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

        We have obtained the foregoing information concerning the depositary and the depositary's book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

Change of Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

        We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

        Unless stated otherwise in the applicable prospectus supplement, we may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

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  we are the surviving corporation or the successor person (if other than Cogent) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

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  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

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  certain other conditions that may be set forth in the applicable prospectus supplement are met.

Events of Default

        Unless otherwise stated in the applicable prospectus supplement, event of default means, with respect to any series of debt securities, any of the following:

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  default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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  default in the payment of principal of or premium on any debt security of that series when due and payable at maturity, upon redemption or otherwise;

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  default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

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  default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

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  certain events of bankruptcy, insolvency or reorganization; and

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  any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

        No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

        If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

        The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

        Unless stated otherwise in the applicable prospectus supplement, no holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

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  that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

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  the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

        Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

        The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

        We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

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  reduce the amount of debt securities whose holders must consent to an amendment or waiver;

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  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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  reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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  reduce the principal amount of discount securities payable upon acceleration of maturity;

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  waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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  make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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  make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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  waive a redemption payment with respect to any debt security.

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

        Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

        Defeasance of Certain Covenants.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

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  we may omit to comply with the covenant described under the heading "Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

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  any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

        The conditions include:

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  depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

        Covenant Defeasance and Events of Default.    In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.

Guarantees

        Our payment obligations under any series of debt securities may be guaranteed by one or more of the Co-Registrants. The terms of any such guarantee will be set forth in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

        The following description of our common stock is only a summary. We encourage you to read our amended and restated certificate of incorporation, which is incorporated into the registration statement of which this prospectus forms a part. As of the date of this prospectus, we are authorized to issue up to 75,000,000 shares of common stock, par value $0.001 per share. As of April 7, 2006, we had outstanding 44,114,997 shares of our common stock.

Liquidation Rights

        Upon voluntary or involuntary liquidation, dissolution or winding up, the holders of our common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock.

Dividends

        Except as otherwise provided by the Delaware General Corporation Law or our amended and restated certificate of incorporation, the holders of our common stock, subject to the rights of holders of any series of preferred stock, share ratably in all dividends as may from time to time be declared by our board of directors in respect of our common stock out of funds legally available for the payment thereof and payable in cash, stock or otherwise, and in all other distributions (including, without limitation, our dissolution, liquidation and winding up), whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise, after payment of liabilities and liquidation preference on any outstanding preferred stock.

Voting Rights

        Except as otherwise provided by the Delaware General Corporation Law or our certificate of incorporation and subject to the rights of holders of any series of preferred stock, all the voting power of our stockholders shall be vested in the holders of our common stock and preferred stock, and each holder of our common stock and preferred stock shall have one vote for each share held by such holder (in the case of preferred stock, on an as converted to common stock basis) on all matters voted upon by our stockholders.

        Our stockholders may act by written consent in lieu of a meeting as permitted by Delaware General Corporation Law.

        The affirmative vote of holders of at least a majority of the combined voting power of our outstanding shares eligible to vote in the election of directors is required to remove directors from office.

Miscellaneous

        Our common stock is not convertible into, or exchangeable for, any other class or series of our capital stock. Holders of our common stock have no preemptive or other rights to subscribe for or purchase additional securities of ours. Shares of our common stock are not subject to calls or assessments. All of the outstanding shares of our common stock are fully paid and nonassessable. The transfer agent and registrar for our common stock is Registrar and Transfer Company. Our common stock is listed and traded on the Nasdaq National Market under the symbol "CCOI."

DESCRIPTION OF PREFERRED STOCK

        The following briefly summarizes the material terms of our preferred stock, other than pricing and related terms that will be disclosed in an accompanying prospectus supplement. You should read the particular terms of any series of preferred stock offered by us, which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of our amended and restated certificate of incorporation and the certificate of designation relating to each particular series of preferred stock for provisions that may be important to you. The certificate of designation relating to the particular series of preferred stock offered by an accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

        As of the date of this prospectus, we are authorized to issue up to 10,000 shares of preferred stock, par value $0.001 per share, of which, no shares of preferred stock are outstanding. Under our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

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  the number of shares to be included in the series;

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  the designation, powers, preferences and rights of the shares of the series; and

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  the qualifications, limitations or restrictions of such series.

        Prior to the issuance of any series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in a certificate of designation as an amendment to the amended and restated certificate of incorporation. The term "board of directors" includes any duly authorized committee.

        The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our or our subsidiaries' officers, directors and employees pursuant to benefit plans or otherwise. Shares of preferred stock we issue may have the effect of rendering more difficult or discouraging an acquisition of us deemed undesirable by our board of directors.

        The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock.

        The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Rank

        Unless otherwise specified in the prospectus supplement relating to the shares of a series of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

        Unless stated otherwise in the prospectus supplement relating to the issuance of a series of preferred stock, holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books or, if applicable, the records of the depositary referred to below on the record dates fixed by the board of directors. Dividends on a series of preferred stock may be cumulative or noncumulative.

        We may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on other series of preferred stock that rank on an equal or senior basis have been paid or sufficient funds have been set apart for payment for

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  all prior dividend periods of other series of preferred stock that pay dividends on a cumulative basis; or

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  the immediately preceding dividend period of other series of preferred stock that pay dividends on a noncumulative basis.

        Partial dividends declared on shares of preferred stock and each other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.

        Similarly, we may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other of our stock ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for

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  all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

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  the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

        The prospectus supplement for a series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock, our preferred stock, our other securities or the debt or equity securities of one or more other entities.

Redemption and Sinking Fund

        If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the option of the holder thereof and may be mandatorily redeemed. Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.

        Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

        No series of preferred stock will receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

        If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

        Unless otherwise stated in the applicable prospectus supplement, the holders of shares of preferred stock will have the same voting rights as the holders of shares of common stock. Each holder of a share of preferred stock will be entitled to one vote for each share of common stock such holder would receive upon conversion of such share of preferred stock into common stock.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, common stock or preferred stock. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement. As of the date of this prospectus we have no warrants outstanding.

        The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

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  the title of the warrants;

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  the aggregate number of the warrants;

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  the price or prices at which the warrants will be issued;

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  the designation, terms and number of shares of debt securities, common stock or preferred stock purchasable upon exercise of the warrants;

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  the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

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  the date, if any, on and after which the warrants and the related debt securities, common stock or preferred stock will be separately transferable;

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  the price at which each share of debt securities, common stock or preferred stock purchasable upon exercise of the warrants may be purchased;

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  the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

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  the minimum or maximum amount of the warrants which may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  a discussion of certain Federal income tax considerations; and

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  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY'S
CHARTER AND BYLAWS

        The following paragraphs summarize certain provisions of the Delaware General Corporation Law, or DGCL, and our amended and restated certificate of incorporation and amended and restated bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the DGCL and to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are on file with the Commission as exhibits to registration statements previously filed by us. See "Where You Can Find More Information."

        General.    Certain provisions of our certificate of incorporation and by-laws and Delaware law could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult, including:

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  an acquisition of us by means of a tender or exchange offer;

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  an acquisition of us by means of a proxy contest or otherwise; or

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  the removal of a majority or all of our incumbent officers and directors.

        These provisions, which are summarized below, are likely to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that these provisions help to protect our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that this benefit outweighs the potential disadvantages of discouraging such a proposal because our ability to negotiate with the proponent could result in an improvement of the terms of the proposal.

        Election and removal of directors.    Our certificate of incorporation and by-laws contain provisions that effectively restrict the ability of our stockholders to remove directors without at least a majority of the voting power of the then outstanding shares. In addition, our by-laws provide that, except as otherwise provided by law or our certificate of incorporation, newly created directorships resulting from an increase in the authorized number of directors or vacancies on the board may be filled only by a majority of the directors then in office (even though less than a quorum is then in office) or by the sole remaining director.

        Stockholder meetings.    Under our certificate of incorporation and by-laws, the president, a majority of the board of directors or a majority of the voting power of the then outstanding shares may call special meetings of stockholders.

        Delaware anti-takeover law.    We are subject to Section 203 of the Delaware general corporation law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless the "business combination" or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is defined generally as a person who, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation's voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

        No cumulative voting.    Our certificate of incorporation and by-laws do not provide for cumulative voting in the election of directors.

        Undesignated preferred stock.    The authorization of undesignated preferred stock makes it possible for our board of directors to issue stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.

        Limitation of liability.    As permitted by the Delaware general corporation law, our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

  •
  for any breach of the director's duty of loyalty to us or our stockholders;

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  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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  under Section 174 of the Delaware general corporation law, relating to unlawful payment of dividends or unlawful stock purchase or redemption of stock; or

  •
  for any transaction from which the director derives an improper personal benefit.

        As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

        Our certificate of incorporation and by-laws also provide for the indemnification of our directors and officers to the fullest extent authorized by the Delaware general corporation law. The indemnification provided under our certificate of incorporation and by-laws includes the right to be paid expenses in advance of any proceeding for which indemnification may be payable, provided that the payment of these expenses incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to us of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of our company pursuant to our company's Amended Charter, Amended Bylaws and the DGCL, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        Under our by-laws, we have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person's fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the Delaware general corporation law. We maintain director and officer liability insurance on behalf of our directors and officers.

LEGAL MATTERS

        Latham & Watkins LLP, Washington, D.C., will issue an opinion about certain legal matters with respect to the securities.

EXPERTS

        The consolidated financial statements of Cogent Communications Group, Inc. appearing in Cogent Communications Group, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2005 (including the schedule appearing therein), and Cogent Communications Group, Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document we file at the Commission's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our filings with the Commission are also available to the public at the Commission's website at http://www.sec.gov. You may also inspect copies of these materials and other information about us at the offices of the Nasdaq Stock Market, Inc., National Market System, 1735 K Street, N.W., Washington, D.C. 20006-1500.

        The Commission allows us to "incorporate by reference" the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement:

  •
  our annual report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 16, 2006.

        This prospectus is part of a registration statement on Form S-3 we have filed with the Commission under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the Commission. You may inspect and copy the registration statement, including exhibits, at the Commission's public reference room or website. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

        We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Cogent Communications Group, Inc., 1015 31st Street N.W., Washington, D.C. 20007, telephone: (202) 295-4200.

$75,000,000

Debt Securities, Common Stock,
Preferred Stock and Warrants

16,000,000 Shares
Common Stock

PROSPECTUS

                    , 2006

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee	$25,385
Legal Fees and Expenses	200,000
Accounting Fees and Expenses	75,000
Printing Expenses	50,000
Blue Sky Fees	5,000
Transfer Agent Fees and Expenses	50,000
Trustee Fees and Expenses	25,000
Miscellaneous	19,615

Total	$450,000

Item 15. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law, or the DGCL, allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify these persons for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL. In addition, the Registrant carries director and officer liability insurance.

Item 16. Exhibits

3.1	Fifth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of our Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 31, 2005).
3.2	Amended Bylaws of Cogent Communications Group, Inc. (incorporated by reference to Exhibit 3.2 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed on May 6, 2005).
4.1(1)	Specimen Preferred Stock Certificate.
4.2(1)	Form of Debt Security.
4.3	Form of Indenture, between Cogent Communications Group, Inc. and one or more trustees to be named.
4.4(1)	Form of Warrant.
5.1	Form of Opinion of Latham & Watkins LLP.
12.1	Statement of Computation of Ratios.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page hereto).
25.1(1)	Statement of Eligibility of Trustee on Form T-1.

(1)
To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17. Undertakings

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any propectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, That paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (6)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7)
  The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

  (8)
  The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  (9)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (10)
  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia on April 11, 2006.

COGENT COMMUNICATIONS GROUP, INC.
By:	/s/ DAVID SCHAEFFER
	Name:	David Schaeffer
	Title:	Chairman and Chief Executive Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Schaeffer, Thaddeus G. Weed, Robert N. Beury, Jr, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID SCHAEFFER David Schaeffer	Chairman and Chief Executive Officer (Principal Executive Officer)	April 11, 2006
/s/ THADDEUS G. WEED Thaddeus G. Weed	Chief Financial Officer (Principal Financial and Accounting Officer)	April 11, 2006
/s/ EDWARD GLASSMEYER Edward Glassmeyer	Director	April 11, 2006
/s/ EREL MARGALIT Erel Margalit	Director	April 11, 2006
/s/ JEAN-JACQUES BERTRAND Jean-Jacques Bertrand	Director	April 11, 2006
/s/ TIMOTHY WEINGARTEN Timothy Weingarten	Director	April 11, 2006

/s/ STEVEN BROOKS Steven Brooks	Director	April 11, 2006
/s/ KENNETH D. PETERSON, JR. Kenneth D. Peterson, Jr.	Director	April 11, 2006
/s/ RICHARD T. LIEBHABER Richard T. Liebhaber	Director	April 11, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia on April 11, 2006.

COGENT COMMUNICATIONS, INC.
By:	/s/ DAVID SCHAEFFER
	Name:	David Schaeffer
	Title:	Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID SCHAEFFER David Schaeffer	Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2006
/s/ THADDEUS G. WEED Thaddeus G. Weed	Chief Financial Officer (Principal Financial and Accounting Officer)	April 11, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia on April 11, 2006.

ALLIED RISER COMMUNICATIONS CORPORATION
By:	/s/ DAVID SCHAEFFER
	Name:	David Schaeffer
	Title:	President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID SCHAEFFER David Schaeffer	President, Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2006
/s/ THADDEUS G. WEED Thaddeus G. Weed	Chief Financial Officer (Principal Financial and Accounting Officer)	April 11, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia on April 11, 2006.

NETWORK EQUIPMENT SOLUTIONS, LLC
By:	/s/ DAVID SCHAEFFER
	Name:	David Schaeffer
	Title:	President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID SCHAEFFER David Schaeffer	President, Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2006
/s/ THADDEUS G. WEED Thaddeus G. Weed	Chief Financial Officer (Principal Financial and Accounting Officer)	April 11, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia on April 11, 2006.

UFO GROUP, INC.
By:	/s/ DAVID SCHAEFFER
	Name:	David Schaeffer
	Title:	President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID SCHAEFFER David Schaeffer	President, Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2006
/s/ THADDEUS G. WEED Thaddeus G. Weed	Chief Financial Officer (Principal Financial and Accounting Officer)	April 11, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia on April 11, 2006.

SYMPOSIUM GAMMA, INC.
By:	/s/ DAVID SCHAEFFER
	Name:	David Schaeffer
	Title:	Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID SCHAEFFER David Schaeffer	Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2006
/s/ THADDEUS G. WEED Thaddeus G. Weed	Chief Financial Officer (Principal Financial and Accounting Officer)	April 11, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia on April 11, 2006.

COGENT COMMUNICATIONS OF CALIFORNIA, INC.
By:	/s/ DAVID SCHAEFFER
	Name:	David Schaeffer
	Title:	President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID SCHAEFFER David Schaeffer	President, Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2006
/s/ THADDEUS G. WEED Thaddeus G. Weed	Chief Financial Officer (Principal Financial and Accounting Officer)	April 11, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia on April 11, 2006.

COGENT COMMUNICATIONS OF D.C., INC.
By:	/s/ DAVID SCHAEFFER
	Name:	David Schaeffer
	Title:	President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID SCHAEFFER David Schaeffer	President, Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2006
/s/ THADDEUS G. WEED Thaddeus G. Weed	Chief Financial Officer (Principal Financial and Accounting Officer)	April 11, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia on April 11, 2006.

COGENT COMMUNICATIONS OF FLORIDA, INC.
By:	/s/ DAVID SCHAEFFER
	Name:	David Schaeffer
	Title:	President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID SCHAEFFER David Schaeffer	President, Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2006
/s/ THADDEUS G. WEED Thaddeus G. Weed	Chief Financial Officer (Principal Financial and Accounting Officer)	April 11, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia on April 11, 2006.

COGENT COMMUNICATIONS OF GEORGIA, INC.
By:	/s/ DAVID SCHAEFFER
	Name:	David Schaeffer
	Title:	President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID SCHAEFFER David Schaeffer	President, Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2006
/s/ THADDEUS G. WEED Thaddeus G. Weed	Chief Financial Officer (Principal Financial and Accounting Officer)	April 11, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia on April 11, 2006.

COGENT COMMUNICATIONS OF MASSACHUSETTS, INC.
By:	/s/ DAVID SCHAEFFER
	Name:	David Schaeffer
	Title:	President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID SCHAEFFER David Schaeffer	President, Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2006
/s/ THADDEUS G. WEED Thaddeus G. Weed	Chief Financial Officer (Principal Financial and Accounting Officer)	April 11, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia on April 11, 2006.

COGENT COMMUNICATIONS OF MARYLAND, INC.
By:	/s/ DAVID SCHAEFFER
	Name:	David Schaeffer
	Title:	President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID SCHAEFFER David Schaeffer	President, Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2006
/s/ THADDEUS G. WEED Thaddeus G. Weed	Chief Financial Officer (Principal Financial and Accounting Officer)	April 11, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia on April 11, 2006.

COGENT COMMUNICATIONS OF MISSOURI, INC.
By:	/s/ DAVID SCHAEFFER
	Name:	David Schaeffer
	Title:	President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID SCHAEFFER David Schaeffer	President, Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2006
/s/ THADDEUS G. WEED Thaddeus G. Weed	Chief Financial Officer (Principal Financial and Accounting Officer)	April 11, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia on April 11, 2006.

COGENT COMMUNICATIONS OF NEW YORK, INC.
By:	/s/ DAVID SCHAEFFER
	Name:	David Schaeffer
	Title:	President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID SCHAEFFER David Schaeffer	President, Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2006
/s/ THADDEUS G. WEED Thaddeus G. Weed	Chief Financial Officer (Principal Financial and Accounting Officer)	April 11, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia on April 11, 2006.

COGENT COMMUNICATIONS OF OHIO, INC.
By:	/s/ DAVID SCHAEFFER
	Name:	David Schaeffer
	Title:	President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID SCHAEFFER David Schaeffer	President, Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2006
/s/ THADDEUS G. WEED Thaddeus G. Weed	Chief Financial Officer (Principal Financial and Accounting Officer)	April 11, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia on April 11, 2006.

COGENT COMMUNICATIONS OF PENNSYLVANIA, INC.
By:	/s/ DAVID SCHAEFFER
	Name:	David Schaeffer
	Title:	President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID SCHAEFFER David Schaeffer	President, Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2006
/s/ THADDEUS G. WEED Thaddeus G. Weed	Chief Financial Officer (Principal Financial and Accounting Officer)	April 11, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia on April 11, 2006.

COGENT COMMUNICATIONS OF TEXAS, INC.
By:	/s/ DAVID SCHAEFFER
	Name:	David Schaeffer
	Title:	President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID SCHAEFFER David Schaeffer	President, Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2006
/s/ THADDEUS G. WEED Thaddeus G. Weed	Chief Financial Officer (Principal Financial and Accounting Officer)	April 11, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia on April 11, 2006.

COGENT COMMUNICATIONS OF VIRGINIA, INC.
By:	/s/ DAVID SCHAEFFER
	Name:	David Schaeffer
	Title:	President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID SCHAEFFER David Schaeffer	President, Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2006
/s/ THADDEUS G. WEED Thaddeus G. Weed	Chief Financial Officer (Principal Financial and Accounting Officer)	April 11, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia on April 11, 2006.

ALLIED RISER OPERATIONS CORPORATION, INC.
By:	/s/ DAVID SCHAEFFER
	Name:	David Schaeffer
	Title:	President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID SCHAEFFER David Schaeffer	President, Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2006
/s/ THADDEUS G. WEED Thaddeus G. Weed	Chief Financial Officer (Principal Financial and Accounting Officer)	April 11, 2006

EXHIBIT INDEX

3.1	Fifth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of our Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 31, 2005).
3.2	Amended Bylaws of Cogent Communications Group, Inc. (incorporated by reference to Exhibit 3.2 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed on May 6, 2005).
4.1(1)	Specimen Preferred Stock Certificate.
4.2(1)	Form of Debt Security.
4.3	Form of Indenture, between Cogent Communications Group, Inc. and one or more trustees to be named.
4.4(1)	Form of Warrant.
5.1	Form of Opinion of Latham & Watkins LLP.
12.1	Statement of Computation of Ratios
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page hereto).
25.1(1)	Statement of Eligibility of Trustee on Form T-1.

(1)
To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
ABOUT COGENT
RISK FACTORS
FORWARD-LOOKING STATEMENTS
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF WARRANTS
CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY'S CHARTER AND BYLAWS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES
EXHIBIT INDEX